EXHIBIT 5

              OPINION OF SHUMAKER WILLIAMS, P.C.

                      SHUMAKER WILLIAMS, P.C.
                         P. O. BOX 88
                 HARRISBURG, PENNSYLVANIA 17108
                         (717) 763-1121



                               April 25, 1997



Lee E. Tabas, President and CEO
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
732 Montgomery Avenue
Narberth, PA  19072-2090

               RE:  Royal Bancshares of Pennsylvania, Inc. (the
                    "Corporation")
                    Registration Statement Form S-8
                    Our File No.:  697-96

Dear Mr. Tabas:

     We have acted as Special Corporate Counsel to the Corporation in connection with preparation of the Corporation's Registration Statement on Form S-8 relating to the Corporation's Stock Option and Appreciation Right Plan and the Corporation's Outside Directors' Stock Option Plan, (collectively the "Plans").

     In connection with this matter, we, as counsel to the Corporation, have reviewed the following:

     1. the Pennsylvania Business Corporation Law of 1988, as amended;

     2.   the Corporation's Articles of Incorporation;

     3.   the Corporation's By-Laws;

     4. Resolutions adopted by the Corporation's Board of Directors on March 14, 1996; and

     5.   the Plans.

     Based upon such review, it is our opinion that the Corporation's Class A common stock, $2.00 par value, (the "Common Stock") issuable upon under the Plans, when and as issued in accordance with the provisions of the Plans, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of Common Stock under the Plans, a sufficient number of authorized shares available for issue.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8, filed by the Corporation, relating to the Plans.

                              Very truly yours,

                              SHUMAKER WILLIAMS, P.C.



                              By B. Tyler Lincoln


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cc:  Nicholas Bybel, Jr., Esquire